As filed with the Securities and Exchange Commission on April 25, 2008
                                                        Registration No. _______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                EASY ENERGY, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                              3577                            26-0204284
(State or jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
inception or organization)         Classification Code Number)           Identification No.)

                           Suite 105 - 5348 Vegas Dr.
                               Las Vegas, NV 89108
                             Tel: +1 (702) 442-1166
   (Address and telephone number of registrant's principal executive offices)

                                EASTBIZ.COM INC.
                                5348 Vegas Drive
                                 Las Vegas 89108
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]                        Accelerated Filer [ ]
Non-accelerated Filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of Each                                    Proposed       Proposed
  Class of                     Number of         Maximum         Maximum
 Securities                     Shares           Offering       Aggregate      Amount of
   to be                         to be           Price Per      Offering      Registration
 Registered                 Registered(1)(2)       Share        Price(US$)        Fee
------------------------------------------------------------------------------------------
Common Stock, par value
$0.00001, offered for
resale by selling
security holders             5,608,833(1)         $0.225(2)    $1,261,987       $ 49.60
------------------------------------------------------------------------------------------
Common Stock to be
offered for resale by
selling security
holders upon exercise
of Warrants                 15,029,440            $0.225(2)    $3,381,624(2)    $132.90
------------------------------------------------------------------------------------------

     Total 20,638,273 Shares of Common Stock                   $4,643,611(2)    $182.50
==========================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrants common stock on the OTC Bulletin Board on April 21, 2008.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED ____________, 2008

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                EASY ENERGY, INC.

                                   Prospectus
                        ---------------------------------
                        20,638,273 SHARES OF COMMON STOCK
                        ---------------------------------

The prospectus relates to the resale to the public by certain selling shareholders of Easy Energy Inc. of:

     * Up to 750,000 shares of our common stock issued in a private placement on March 27, 2008.

     * Up to 882,353 shares of our common stock issued in a private placement on March 10, 2008.

     * Up to 3,000,000 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on March 10, 2008.

     * Up to 300,000 shares of our common stock issued in a private placement on March 3, 2008.

     * Up to 1,000,000 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on March 3, 2008.

     * Up to 3,676,480 shares of our common stock issued in a private placement on February 28, 2008.

     * Up to 11,029,440 shares of our common stock which may be issued upon the exercise of warrants issued in connection with the private placement on February 28, 2008.

The warrants issued on March 10, 2008 entitle the holder to purchase one additional share of our common stock at an exercise price of $0.27 for a period of five years from the closing date.

The warrants issued on March 3, 2008 entitle the holder to purchase one additional share of our common stock at an exercise price of $0.15 for a period of five years from the closing date.

The warrants issued on February 28, 2008 entitle the holder the purchase one share of our common stock at an exercise price of $0.27 for a period of five years.

The shares were acquired by the selling stockholders directly from our company in private transactions that were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "ESYE". On April 22, 2008 the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.30.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of the warrants are exercised. We will pay for all costs associated with this registration statement and prospectus.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL OR OFFER THESE SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                EASY ENERGY, INC.

                                   Prospectus

                        --------------------------------
                        20,638,273 SHARES OF COMMON STOCK
                        --------------------------------

                                TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------

PROSPECTUS SUMMARY                                                         1

RISK FACTORS                                                               3

FORWARD-LOOKING STATEMENTS                                                 9

USE OF PROCEEDS                                                            9

DETERMINATION OF OFFERING PRICE                                            9

DILUTION                                                                   9

SELLING SHAREHOLDERS                                                       9

PLAN OF DISTRIBUTION                                                      11

INTEREST OF NAMED EXPERTS AND COUNSEL                                     12

DESCRIPTION OF BUSINESS                                                   13

DESCRIPTION OF PROPERTY                                                   15

DESCRIPTION OF SECURITIES                                                 15

LEGAL PROCEEDINGS                                                         16

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                  16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                 17

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE                                                      19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              19

EXECUTIVE COMPENSATION                                                    21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            23

APPLICATION OF CRITICAL ACCOUNTING POLICIES                               23

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                          23

EXPERTS                                                                   24

WHERE YOU CAN FIND MORE INFORMATION                                       24

FINANCIAL STATEMENTS                                                      25

As used in this prospectus, the terms "we", "us", "our" and "Easy Energy" mean Easy Energy, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

CORPORATE BACKGROUND

Easy Energy, Inc. was incorporated under the laws of the State of Nevada on May 17, 2007. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our President and Secretary who are also our only board members. We plan to develop a novel, man-powered charger solution for the problems related to the ongoing power requirements of small hand-carried battery-powered personal electronic devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, our President and Director developed a prototype of the patent. On January 29, 2008 we announced on the completion of the fully working prototype of the man-powered charger solution for battery powered small hand-carried devices.

The Company's principal business plan is to manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the man-powered charger. Our target market will be consumers of disposable and rechargeable batteries, those who heavily depend on their portable devices, especially cell phone users, and those who are looking for "green" energy sources.

Our principal executive office is located at Suite 105 - 5348 Vegas Dr., Las Vegas, NV 89108. Our telephone number is +1 (702) 442-1166. We do not have any subsidiaries. The address of our resident agent is Eastbiz.com Inc, 5348 Vegas Dr, Las Vegas, Nevada, U.S.A., 89108.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended March 31, 2008 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

                         NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 20,638,273 shares of our common stock. The offered shares were acquired by the selling stockholders in several private placement transactions. All of these transactions were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is presently traded on the OTC Bulletin Board under the symbol "ESYE". Please see the Plan of Distribution section at page 11 of this prospectus for a detailed explanation of how the common shares may be sold.

                     NUMBER OF SHARES ISSUED AND OUTSTANDING

There were 93,186,070 shares of our common stock issued and outstanding as at April 22, 2008.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of warrants are exercised. We will incur all costs associated with this registration statement and prospectus.

                            SUMMARY OF FINANCIAL DATA

The summary financial data presented below is derived from and should be read in conjunction with our audited financial statements from May 17, 2007 (date of inception) to March 31, 2008, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 21 of this prospectus.

                                                                 As at
       BALANCE SHEET INFORMATION                            March 31, 2008
       -------------------------                            --------------

       Cash                                                   $   725,747

       Total Assets                                           $   889,571

       Liabilities                                            $       300

                                                           From May 17, 2007
                                                        (date of inception) to
       STATEMENT OF OPERATIONS INFORMATION                  March 31, 2008
       -----------------------------------                  --------------

       Working Capital                                        $   725,747

       Expenses                                               $   347,554

       Total Number of Issued Shares of Common Stock           93,186,070

       Net Gain (Loss)                                        $   324,942

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

OUR SUCCESS IS HEAVILY DEPENDENT ON PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS.

We rely on a combination of patent, copyright, trademark, and trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We have recently submitted provisional patent applications, but we cannot ensure that any patents will issue from those applications. We cannot assure you that the patents issued to us will not be challenged, invalidated, or circumvented, or that the rights granted under those registrations will provide competitive advantages to us.

We also rely on trade secrets and new technologies to maintain our competitive position. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another.

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on May 17, 2007, and have very limited operations to date. We have not realized any revenues to date. Our product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2008 is $324,942. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our website. We currently believe we are at least 8-10 months away from generating our first revenues. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;
     - we incur delays and additional expenses as a result of technology failure;
     -    we are unable to create a substantial market for our product; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Our budgeted expenditures for the next twelve months are $727,000. We prepaid $200,000 for our research and development and $50,000 in Consulting Fees and we anticipate needing approximately $21,182.50 for expenses associated with this Registration Statement (See ITEM 13 "Other Expenses if Issuance and Distribution"). Therefore, we presently have a budgeted shortfall of $1,253.

Because we have not generated any revenue from our business, and we are 10-12 months away from being in a position to generate revenues, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Management estimates that our current cash balances will be exhausted by April 2009 provided we do not have any unanticipated expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing.

Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay for our operations and we may go out of business. We will likely need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $727,000 for the next 12 months for our business plan and an additional $21,182.50. (See "Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one product that ultimately represents a small sector in the overall charger industry. Should our services be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR PRODUCT WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed the development of our proposed product and we have no contracts or licenses for the sale or use of our product. The success of our proposed business will depend on its completion and the acceptance of our product by the general public. Achieving such acceptance will require significant marketing investment. Our product, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed product that we will develop is not accepted at sufficient levels, our business will fail.

WE ARE DEPENDENT ON REVENUES GENERATED BY A SOLE PRODUCT AND THUS WE ARE SUBJECT TO MANY ASSOCIATED RISKS

Our revenue will be generated through the sale of our man-powered charger. Unless we expand our product offerings to include related or other products, our likely source of revenues for the foreseeable future will continue to be generated by the man-powered charger. Accordingly, 100% of our revenue will be dependent upon the sale of our sole product.

If potential users are satisfied with other means for charging their cell phone battery we may not be able to sell our product.

     * If technological developments render man-powered charger obsolete, our business could fail
     *    our patent application is unsuccessful, our business could fail

Thus, we may expand our financial resources on marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, we will fail.

THERE ARE LOW BARRIERS TO ENTRY INTO THE MAN-POWERED CHARGER INDUSTRY
AND, AS A RESULT, MANY COMPANIES MAY BE ABLE TO COMPETE WITH US ON LIMITED FINANCIAL RESOURCES.

Our product does not require large capital expenditures for the development or manufacture. As a result, barriers to entering this industry may be low. If the intellectual property protection with respect to the man-powered charger product does not prove effective, a competitor with limited financial resources may be able to successfully compete with us.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Mr. Guy Ofir, our President and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Mr. Emanuel Cohen, our Secretary, Treasurer and director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S
DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

BECAUSE OUR EXECUTIVE OFFICERS ARE EMPLOYED ELSEWHERE, THEY WILL BE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS AND THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Guy Ofir currently devotes approximately 30 to 40 hours a week to our company. Mr. Emanuel Cohen, our Secretary, Treasurer and a director, is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Emanuel Cohen currently devotes 15 to 20 hours a week to our company.

As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF MAN-POWERED CHARGER OR IN OPERATING BUSINESSES THAT SELL PRODUCTS OR SERVICES TO WHOLESALES. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR OUR COMPANY. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director and Mr. Emanuel Cohen, our Secretary, Treasurer and director, have no experience or technical training in the development, maintenance and marketing of man-powered charger or in operating businesses that sell products or services to wholesales. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

WE DEPEND HEAVILY ON MR. GUY OFIR AND MR. EMANUEL COHEN. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Ofir and Mr. Cohen for all of our operations. The loss of either person will have a substantial negative effect on the company and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS.

Our executive officers, in the aggregate, beneficially own approximately 49.8% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $324,942 for the period from May 17, 2007 (inception) to March 31, 2008. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

For the period from May 17, 2007 (inception) to March 31, 2008, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. Such doubt was expressed as a result of our recurring losses and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, future sales of our product or obtaining loans and grants from various financial institutions whenever possible. If we continue to incur losses, it will become increasingly difficult for us to achieve our goals and there can be no assurance that our business plan will materialize.

WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTIES FIRM(S) TO MANUFACTORE COMPONENTS FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a third parties firm(s) to manufacture the components of our product. Should we be unable to contract qualified third parties firm(s) to manufacture because we can't find them, can't attract them to our company or can't afford them, we will never become profitable and our business will fail.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 1,000,000,000 common shares, of which 93,186,070 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR ABILITY TO CONTINUE OPERATIONS.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

OUR COMMON STOCK IS ILLIQUID AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY IMPACTED BY FACTORS WHICH ARE UNRELATED TO OUR OPERATIONS.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

 WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND THERE WILL BE FEWER WAYS FOR INVESTORS TO MAKE A GAIN ON ANY INVESTMENT IN OUR COMPANY.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will" ,"intend" "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we may receive proceeds of up to $3,937,949 if all of the warrants are exercised. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. We will incur all costs associated with this registration statement and prospectus. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $21,182.50.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

                                    DILUTION

The common stock to be sold by the selling stockholders is the 5,608,833 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING SHAREHOLDERS

The following table sets forth the number of shares beneficially owned by the selling stockholders and certain other information regarding such stockholders, as of March 31, 2008. The shares offered by this prospectus may be offered from time to time by the selling stockholders. The following table assumes that the selling stockholders will sell all of the shares being offered for their respective accounts by this prospectus. However, the selling stockholders may sell some, all or none of their shares of our common stock offered by this prospectus and we are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of the shares of our common stock. The information in the table below is current only as of the date of this prospectus. None of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Each shareholder is an adult.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

In the following table, except as noted below, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d-3 of the Exchange Act, and this information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnotes below, we believe that each of the selling stockholders named in this table has sole voting and investment power over the shares of our common stock indicated. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares registered hereby that are subject to outstanding warrants held by that person and any shares subject to outstanding warrants or options that are currently exercisable or exercisable within 60 days after March 31, 2008. Applicable percentages are based on 93,186,070 shares of our common stock outstanding on March 31, 2008.

                                               Beneficial Ownership                           Beneficial Ownership
                                             Prior to this Offering(1)                           After Offering
                                           ----------------------------                     -----------------------
                                                            Number of
                                                         Shares Issuable     Number of      Number
                                           Number of      Upon Exercise     Shares Being      of
Name of Selling Stockholder                 Shares         of Warrants        Offered       Shares    Percent(**)
---------------------------                 ------         -----------        -------       ------    -----------
Victor Tshuva                                300,000        1,000,000        1,300,000         0          0

Meitav Gemel Ltd
Meitav Tagmulim Clalit                     1,394,120        4,182,360        5,576,480         0          0

Meitav Gemel Ltd
Meitav Histalmut Clalit                      947,060        2,841,180        3,788,240         0          0

Meitav Gemel Ltd
Meitav Pizuim Clalit                         302,940          908,820        1,211,760         0          0

Meitav Gemel Ltd
Meitav Tagmulim CPI                           70,590          211,770          282,360         0          0

Meitav Gemel Ltd
Meitav Tagmulim Nis                           26,470           79,410          105,880         0          0

Meitav Gemel Ltd
Meitav Tagmulim Shares                        67,650          202,950          270,600         0          0

Meitav Gemel Ltd
Meitav Histalmut CPI                          23,530           70,590           94,120         0          0

Meitav Gemel Ltd
Meitav Histalmut Nis                           5,880           17,640           23,520         0          0

Meitav Gemel Ltd
Meitav Histalmut Shares                       38,240          114,720          152,960         0          0

Meitav Gemel Ltd
Meitav Chisachon Gemel                       229,410          688,230          917,640         0          0

Meitav Gemel Ltd
Meitav Chisachon Histalmut                   164,710          494,130          658,840         0          0

Meitav Gemel Ltd
Meitav Chisachon Pizuim                       33,530          100,590          134,120         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Gemel Bound 85            11,180           33,540           44,720         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Gemel Zahav               12,350           37,050           49,400         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Histalmut Bound 85         4,710           14,130           18,840         0          0

Meitav Gemel Ltd
Meitav Yerushalayim Histalmut Zahav            4,710           14,130           18,840         0          0

Meitav Pension Ltd
Meitav Pensia Makifa                          58,820          176,460          235,280         0          0

Meitav Pension Ltd
Meitav Pensia Clalit                           2,350            7,050            9,400         0          0

Meitav Mishan Ltd
Meitav Gemel Plus                            205,880          617,640          823,520         0          0

Meitav Mishan Ltd
Meitav Histalmut Plus                         55,880          167,640          223,520         0          0

Meitav Mishan Ltd
Meitav Pizuim Plus                            16,470           49,410           65,880         0          0

Tailor Made Capital                          882,353        3,000,000        3,882,353         0          0

Falcon Financial Services LLC                750,000               --          750,000         0          0
                                          ----------       ----------       ----------     -----      -----
TOTAL                                      5,608,833       15,029,440       20,638,273         0          0
                                          ==========       ==========       ==========     =====      =====

----------
*    Less than one percent.
** These figures assume that the selling stockholders will sell all of their shares available for sale during the effectiveness of the registration statement that includes this prospectus. The selling shareholders are not required to sell their shares.
(1) "Prior to this Offering" means prior to the offering by the selling stockholders of the securities registered under this prospectus for resale.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The distribution of such shares may be effected by the selling stockholders in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this Offering are $21,182.50. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this Offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company in the business of developing battery charging solutions for small hand-carried devices. We were incorporated on May 17, 2007 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

OBJECTIVES

Our product is a man-powered generator for recharging cellular phones and small batteries. We plan to develop a palm-sized device intended to provide a quick recharge for cell phones and other personal electronic devices operating on AA or AAA batteries. Prior to incorporation our President and Director, Mr. Guy Ofir, started developing a prototype of the man-powered generator. We will focus our efforts on developing a product that will be rugged enough to withstand constant use. It will be shockproof with a suspension system that maintains the unit in an available state of readiness but not in the user's way. We plan to keep the controls of the product as user-friendly as possible with the design of the casing intended to appeal to personal electronic gadget-lovers in general and more specifically to the younger market segment which is the largest consumer of disposable batteries.

Our President and Director, Mr. Guy Ofir, purchased the rights to the design and the patent application in a private transaction. Mr. Guy Ofir transferred those rights to the company at no cost to us.

We plan to complete the development of the man-powered charger solution for battery powered small hand-carried devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. The Company's principal business plan is to complete the development of the prototype and then manufacture and market the product and seek third party entities interested in licensing the rights to manufacture and market the man-powered charger.

To enable the power capability and provide minutes of operation without fatigue the device will generate 20 watts of peak power for each cord pull. It is designed as a very low profile device fitting into the overall size of 45mm x 70mm x 18mm. A novel design uses a combination of a permanent magnet disk rotor and integrated stator coils without an iron core and an attached mechanical drive contribute to the high power and efficiency of the generator. To keep the unit flat, a simple speed multiplication concept is designed instead of complex gear mechanism. Furthermore, the magnitude of the inertia extends the effective generation cycle after the pulling cycle has ceased, thus making for more effective charging. Designed as a belt attachment, it can be operated with either hand, adding further to its ergonomics capabilities by dividing and lowering the required human strength.

Our Secretary, Treasurer and Director, Mr. Emanuel Cohen, will be in charge of minimizing the size of our product and complete a series of quality tests.

Our product package will consist of a disk generator and the mechanical system to activate it, an intermittent accumulator battery, an electronic system, a strong protective casing and a strap for suspending it from a belt.

In the future, if we generate revenue from the sale of our man-powered slim charger, we plan to sell accessories such as adapters for common hand-held electrical devices.

TECHNICAL BRIEF:

                                                                                     Controls for
                                                                                     safe charging/     Applicable for
                                                                                       State of           up-scaling
                                     Time to recharge 10%        Ease of usage       internal and         for larger
                     Power           capacity of typical 1000      Ergonomic       external battery      application
Autonomy Level       Capability      mA/hr Li-ion Battery           design            indications          laptops
--------------       ----------      --------------------           ------            -----------          -------
Complete autonomy   20 watts max     6-10 minutes                 Ergonomic           Internal and        Yes
+ wall charger                       from the device internal     design for arm      external            Tandem design of
                                     battery                      pulling.            batteries           2 generators
                                                                                      charging            with common
                                     ~ 2 minutes to replace       Belt attached       indicating          shaft will
                                     the energy in the            to enable           LEDS                produce up to
                                     internal battery by          single hand                             40 watts
                                     the hand generator           charging

MARKETING STRATEGY

We plan to market our product in the United States by establishing a network of wholesalers who can promote our product to the retail market such as 7-Eleven, Wal-Mart and other high-traffic locations and points-of-sale which cater to electronic accessories such as Office Depot, Radio Shack and Circuit City.

We plan to offer our product at a comparable price to other re-charging systems, we will stress advantages such as clean energy source, use with a wide array of products and dependability. The end-user should be able to purchase a unit for $30 to $50 depending on packaging and features.

Our President and Director, Mr. Guy Ofir, will be in charge of executing the marketing plan.

We have budgeted $200,000 for this purpose.

THE MARKET OPPORTUNITY

Our target market consists of the following market segments:

CELLULAR PHONES
Cellular phone users are our main initial market.
According to iSuppli, a reliable source of data on the industry, who report that global mobile phone subscriber growth increased an average of 25 percent in 2004, 2005 and 2006, and forecasts that it will decelerate to 12.8 percent in 2007. They estimate there were 2.7 billion cellular subscribers globally in 2006 and forecasts about 3 billion subscribers by end of 2007. The market will reach
1.085 billion units in 2007. See http://www.isuppli.com/whyisuppli2/index.asp

LAPTOPS AND NOTEBOOKS
iSuppli predicts global PC shipments will rise to 264 million units in 2007, up
11.2 percent from 239 million in 2006, with notebooks to account for almost 40 percent of total 2007 PC market shipments. Based on 2004-2006 PC and notebook growth rate we calculated the installed base for notebooks to the end of 2007 to be about 300 million units.
Source: http://www.isuppli.com/NEWS/default.asp?id=8059&m=6&y=2007

MOBILE HAND HELD COMPUTERS: PDAS, GPS DEVICES, AND SMART PHONES
The main growth is in Converged Mobile Devices - smart phones where RIM's BlackBerry is the leading product. According to IDC Worldwide Quarterly Mobile Phone Tracker, February 2007 report, total units shipped in 2005 and 2006 were
56.7 and 80.5 million units, as quoted in http://www.palminfocenter.com/news/9277/converged-mobile-device-market-grows-42-in-2006/. Although probably counted in the overall cellular market, this enterprise-focused market will require special marketing attention.

DIGITAL STILL CAMERAS AND CAMCORDERS
About 81.9 million stand-alone digital still cameras are expected to be sold worldwide in 2007, a 7% increase from 76.6 million cameras in 2006, according to IC Insights' new report. http://photoshopnews.com/2006/12/04/digital-still-camera-market-pauses-at-18-billion-plateau/

In a report by IDC, digital camera sales will grow 8 percent to hit 114 million units in 2007. Based on these reports the current installed base of still digital cameras is about 360 million units and it will reach about 680 million units in 2010 as quoted in a C-net story dated 26 April 2007: http://www.cnet.com.au/digitalcameras/cameras/0,239036184,339275089,00.htm
Based on the US figures and forecasts for camcorders in 2005 through 2007 as stated in "Twice" magazine 1/29/2007 totaling about 14 million units, we extrapolated a world installed camcorder market of about 50 to 60 million units. http://www.twice.com/article/CA6410725.html?q=Digital+Foci&q=Digital+Foci&q=
Digital+Foci&q=Digital+Foci&q=camcorder+forecast

COMPETITION

Competition within the re-charger systems industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. Solutions currently marketed for the problem Easy Energy addresses include several different groups of products, each with its own advantage and disadvantage.

Some of our competitors such as EnergizerTM
(http://energizer.com/energitogo/index_flash.html) and ZapTM
(http://www.zapworld.com/) are using AA or AAA batteries to recharge a cell phone or other devices. Other competitors are using Photovoltaic solar energy such as Shenzhen Rising Sun Eastern Industry Co.
(http://sresky.en.alibaba.com/product/50182049/50492428/Solar_Mobile_Charger/
Solar_Mobile_Charger.html) and SolioTM (http://www.solio.com/v2/).

Some of our direct competition comes from companies that are using man-powered chargers, companies such as SOSChargerTM (http://www.soscharger.net/) ,AladdinPower(TM) (http://www.aladdinpower.com/main.html) and Ptenco (http://www.potenco.com/home). SOSCharger(TM) has a product designed with a small coffee grinder style handle; AlladingPower(TM) has had a hand-squeeze generator, meant primarily for cellphones, on the market since 2002. Ptenco has a cord pulling mechanism uses the arm muscles to generate energy.

We seek to differentiate ourselves by providing a slimmer and lighter generator at a competitive price.

                             DESCRIPTION OF PROPERTY

Our executive and head office is located at Suite 105 - 5348 Vegas Dr., Las Vegas, NV 89108. Our office is rented on a month to month sub-lease at a cost of $50 per month. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 1,000,000,000 common shares with a par value of $0.00001. As of April 22, 2008 there were 93,186,070 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of April 22, 2008 there were No preferred shares issued and outstanding.

WARRANTS

As of April 22, 2008, there were outstanding warrants to purchase 3,000,000 shares of our common stock at an exercise price of $0.27 per share, which were issued in conjunction with the Private Placement we undertook in March 10, 2008. These warrants expire on March 10, 2013.

As of April 22, 2008, there were outstanding warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.15 per share, which were issued in conjunction with the Private Placement we undertook in March 3, 2008. These warrants expire on March 3, 2013.

As of April 22, 2008, there were outstanding warrants to purchase 11,029,440 shares of our common stock at an exercise price of $0.27 per share, which were issued in conjunction with the Private Placement we undertook in February 28, 2008. These warrants expire on February 28, 2013.

TRANSFER AGENT AND REGISTRAR

We have appointed the following transfer agent for our shares of common stock:
Holladay Stock Transfer, Inc., Holladay Stock Transfer, 2939 North 67th Place, Suite C, Scottsdale, AZ 85251, tel. (480) 481-3940, fax (480) 481-3941. The
transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, Officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our stock is listed for quotation on the OTC Bulletin Board under the trading symbol "ESYE.OB". Our common shares initially began trading on the OTC Bulletin Board on December 26, 2007. The following table sets forth, for the periods indicated, the high and low closing prices for each quarter within the last fiscal year ended December 31, 2007 and subsequent interim period as reported by the quotation service operated by the OTC Bulletin Board. All quotations for the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                 Year 2007                     High              Low
                 ---------                     ----              ---
               Fourth Quarter                 $0.30             $0.15

                 Year 2008                     High              Low
                 ---------                     ----              ---
               First Quarter                  $0.30             $0.15

HOLDERS

On April 22, 2008, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.30 per share. On April 22, 2008, we had approximately 62 holders of records of common stock and 93,186,070 shares of our common stock were issued and outstanding, plus an additional 15,029,440 shares issuable upon the exercise of outstanding warrants. Some of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price, which may never happen.

EQUITY COMPENSATION PLAN INFORMATION

As of April 22,2008 and as of December 31, 2007, the end of our most recently completed fiscal year, our company did not have any equity compensation plan.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed the development and manufacturing of our product. We plan to develop a man-powered charger solution for battery powered small hand-carried devices.

On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, Our President and Director started developing a prototype of the man-powered generator.

On January 29, 2008 we announced on the completion of the fully working prototype of the man-powered charger solution for battery powered small hand-carried devices. The Company's principal business plan is to manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market our product.

Our business objectives are:

     -    To complete the design of our product.
     - To engage third parties firm(s) to manufacture the components of our product.
     -    To set up an assembly line.
     -    To be a leading provider of man-powered charger.
     -    To execute our marketing plan.

Our goals over the next 12 months are:

     -    Develop and manufacture a first product suited to cellular phone use.
     -    Explore potential distributors for our product.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD:

                                                                    Anticipated        Target Date
                                                                       Costs          For Completion
                                                                       -----          --------------
PHASE I - COMPLETING THE DEVELOPMENT                                 $100,000*           Mar, 2008 -
 >> R&D activities related to development of our product.                                May, 2008
 >> Minimizing the size of our product.
 >> Protection of intellectual property rights.

PHASE II - MANUFACTURE A PROTOTYPE                                   $300,000**          Apr, 2008 -
 >> Refinement of working prototypes.                                                    Jun, 2008
 >> Seeking suppliers for the components for our product.
 >> Set up an assembly line.

PHASE III - MARKETING PLAN                                           $200,000            Jul, 2008 -
 >> Full product release.                                                                Apr, 2009
 >> Development of marketing plan aimed at specified markets.

                               TOTAL                                 $600,000            12 MONTHS

----------
*   We paid in full.
**  Of which we prepaid $100,000.

In addition to the costs outlined above, we anticipate that we will incur over the next twelve months the following expenses:

                                                       Planned Expenditures Over
       Category                                          The Next Twelve Months
       --------                                          ----------------------
Consultant Compensation                                        $100,000***
Legal Fees                                                     $ 20,000
Accounting Fees                                                $  5,000
General and administrative expenses                            $  2,000
                               TOTAL                           $127,000

----------
*** Of which we prepaid $50,000.

LIQUIDITY AND CAPITAL RESOURCES

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows from operations in the next twelve month period.

Our company incurred a loss of $324,942 for the period ended March 31, 2008. As of March 31, 2008, we had working capital of $725,747. As indicated above, our estimated working capital requirements and projected operating expenses for the next twelve month period total $727,000. We anticipate that such funds will not be sufficient to pay our estimated expenses for the next twelve month period. We intend to fulfill any additional cash requirement through the sale of either equity or debt.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

Given that we are a development stage company and have not generated any revenues to date, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including market acceptance of our products, competition from well-funded competitors, and our ability to manage our expected growth. We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful development of our technologies into a marketable product and successful and sufficient market acceptance of our products once developed and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in significant dilution of the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

GOING CONCERN

Due to the uncertainty of our ability to meet current operating and capital expenses, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their audit report for the period ended March 31, 2008.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Moore & Associates Chartered to audit our financial statements for the March 31, 2008. There has been no change in the accountants and no disagreements with Moore & Associates Chartered, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                     Position Held                            Date First Elected
   Name             with the Company                  Age        or Appointed
   ----             ----------------                  ---        ------------

Guy Ofir         President and Director                35         May 17, 2007

Emanuel Cohen    Secretary, Treasurer and Director     58         May 17, 2007

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

MR. GUY OFIR

Mr. Guy Ofir has been serving as our President and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr. Ofir is an attorney and owns a law firm in Israel which specializes in corporate and international law. His law firm employs several lawyers and represents over 100 companies.

In addition to his work as a lawyer, he also manages investments and companies in Romania. His main company (Guy Ofir & Co. SRL) deals with land and properties in Bucharest.

MR. EMANUEL COHEN

Mr. Cohen has been serving as our Secretary, Treasurer and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr Cohen is a major shareholder and a director of several privately owned companies in Israel & in the USA. His specialialty includes land, properties & fabrics. (Amitex & Emday Ltd- one of the biggest Israeli fabric companies ). He is also a shareholder in private companies which hold land & properties in Israel. - (Lev Hazom Ltd), (Hafia Zamin Ltd), (Leved Adi Properties Ltd) & (Mashko Ltd).

In addition to his activities in Europe & Israel, he is also a shareholder in the following companies which hold land & properties in the USA .- (Echo investments LLC), (Bilou Capital investment LLC) & (Eden Associated LLC). Previously he was an officer in Israel's largest bank, Bank of Israel (Israel Hapoalim Bank).

FAMILY RELATIONSHIPS

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences');
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD

All proceedings of the board of directors for the year ended December 31, 2007 were conducted by resolutions consented to in writing by board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our sole director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The sole director on the board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Guy Ofir, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

CONFLICT OF INTEREST

None of our officers or directors is subject to a conflict of interest.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from May 17, 2007 (date of inception) to March 31, 2008.

                           SUMMARY COMPENSATION TABLE

                                                                      Non-Equity   Nonqualified
                                                                      Incentive     Deferred        All
 Name and                                                               Plan         Compen-       Other
 Principal                                      Stock       Option     Compen-       sation       Compen-
 Position       Year(3)   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)   sation($)  Totals($)
 --------       -------   ---------  --------   ---------   ---------  ---------    -----------   ---------  ---------
Guy Ofir          2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
President and     2008       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
director(1)

Emanuel Cohen     2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
Secretary,        2008       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
Treasurer and
director(2)

----------
(1) Guy Ofir became our President and a director of our company, on May 17, 2007.
(2) Emanuel Cohen became our Secretary, Treasurer and a director of our company, on May 17, 2007.
(3)  We were incorporated on May 17, 2007.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Since May 17, 2007 (date of inception) to our the period ended March 31, 2008, we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director, unless and until we begin to realize revenues and become profitable in our business operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2008 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

  Name and Address                                         Amount and Nature of        Percent of
of Beneficial Owner                 Title of Class(1)      Beneficial Ownership         Class(2)
-------------------                 -----------------      --------------------         --------
Guy Ofir                             Common Shares            20,000,000                  21.5%
40 Baz St., Karmiel 20100                                       Direct
Israel.

Emanuel Cohen                        Common Shares            20,000,000                  21.5%
51 Bilu St., Raanana                                            Direct
Israel.

Shamir Benita
8 Nafetali Ben Eferaim St.           Common Shares            5,000,000                    5.4%
Dira 21                                                         Direct
Rehovot, Israel.

Albert Glinoviecki
Rehov Dov Fromer 19                  Common Shares            5,000,000                    5.4%
Kiryat Shemuel                                                  Direct
Israel

Meir Duke
12300 Highgrove Ct,                  Common Shares            6,285,714                    6.6%
Raistertown, MD                                                 Direct
USA

Directors and Officers
as a group (2 persons)               Common Shares            40,000,000                    43%

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 93,186,070 shares issued and outstanding as of April 22, 2008.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the period ended March 31, 2008, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On May 17, 2007 Mr. Ofir and Cohen each purchased 20,000,000 shares of our common stock for $0.00005 per share, or $1000 each, for an aggregate of $2000.

The promoters of our company are Guy Ofir, our President and director and Emanuel Cohen, our Secretary, Treasurer and director.

We have determined that neither Mr. Guy Ofir nor Mr. Emanuel Cohen are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                  APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

GOING CONCERN BASIS

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

                                     EXPERTS

The financial statements of Easy Energy included in this registration statement have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of 800-885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room at 100 F Street, NE, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and through the web site maintained by the SEC at www.sec.gov.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with or incorporated by reference into the registration statement. Whenever a reference is made in this prospectus to an agreement or other document of the Company, be aware that such reference is not necessarily complete and that you should refer to the exhibits that are filed with or incorporated by reference into the registration statement for a copy of the agreement or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the web site maintained by the SEC at www.sec.gov.

You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

We maintain a website on the Internet at www.easy-energy.biz. Our website and the information included on our website is not part of this prospectus.

 We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              FINANCIAL STATEMENTS
                                 MARCH 31, 2008
                                      INDEX

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited consolidated financial statements pertaining to Easy Energy Inc. are filed as part of this registration statement:

                                                                           Page
                                                                          Number
                                                                          ------
     Financial Statements
     Report of Independent Registered Public Accounting Firm               F-1
     Balance Sheets                                                        F-2
     Statements of Operations                                              F-3
     Statement of Stockholders' Equity                                     F-4
     Statements of Cash Flow                                               F-5
     Notes to audited Financial Statements                                 F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                Easy Energy Inc.
                          (A Development Stage Company)
                                 Balance Sheets
                                 March 31, 2008

                                                                      March 31,           December 31,
                                                                        2008                 2007
                                                                     ----------           ----------
ASSETS

Current:
  Cash and bank accounts                                             $  725,747           $   72,688
                                                                     ----------           ----------

Total current assets                                                    725,747               72,688
                                                                     ----------           ----------

Total Assets                                                         $  725,747           $   72,688
                                                                     ==========           ==========

LIABILITIES

Current:
  Due to director                                                    $      300           $      300
                                                                     ----------           ----------

                                                                            300                  300
                                                                     ----------           ----------
STOCKHOLDERS` EQUITY
  Capital stock authorized -
   100,000,000 shares with a par value of $0.00001
  Capital stock issued and outstanding -
   93,186,066 common shares (December 31, 2007: 80,333,190)                 932                  803
  Additional paid in capital                                          1,235,893               94,197
  Prepaid expenses - stock related                                     (105,000)                  --
  Deferred offering costs - stock related                                (8,824)                  --
  Deficit accumulated during the development stage                     (347,554)             (22,612)
                                                                     ----------           ----------

                                                                        725,447               72,388
                                                                     ----------           ----------

Total Liabilities and Stockholders' Equity                           $  725,747           $   72,688
                                                                     ==========           ==========

    The accompanying notes are an integral part of these financial statements

                                Easy Energy Inc.
                          (A Development Stage Company)
                            Statements of Operations
                  For the three months ended March 31, 2008 and
       the period ended May 17, 2007 (Date of inception) to March 31, 2008

                                                                       May 17, 2007           May 17, 2007
                                                  Three Month         (Inception) to         (Inception) to
                                                    March 31,           December 31,           March 31,
                                                      2008                  2007                  2008
                                                  -----------           -----------           -----------
Revenue                                          $        --           $        --           $        --

Expenses
  General and Administrative                           1,476                22,281                23,756
  Filing Fee                                              --                 1,000                 1,000
  Product Development                                200,000                    --               200,000
  Professional fees                                  124,727                    --               124,727
                                                 -----------           -----------           -----------

      Total Expenses                                 326,203                23,281               349,483
                                                 -----------           -----------           -----------

Other Income
  Interest income                                      1,260                   668                 1,928


Total Other Income                                     1,260                   668                 1,928
                                                 -----------           -----------           -----------
      Net loss before income taxes                  (324,943)              (22,613)             (347,555)

Provision for Income Taxes                                --                    --                    --
                                                 -----------           -----------           -----------
Net loss for the period                          $  (324,943)          $   (22,613)             (347,555)
                                                 ===========           ===========           ===========

Basic and Diluted (Loss) per Share                         a                     a                     a
                                                 -----------           -----------           -----------

      Weighted Average Number of Shares           82,381,390            50,586,601            72,169,343
                                                 -----------           -----------           -----------

----------
(a) = Less than $0.01 per share


    The accompanying notes are an integral part of these financial statements

                                Easy Energy Inc.
                          (A Development Stage Company)
                        Statement of Stockholders` Equity
                                 March 31, 2008

                                                                                              Services and
                                                   Common Shares      Additional                Offering
                                                Issued                 Paid in                Costs-Stock
                                                Shares       Amount    Capital     Warrants     Related       Deficit       Total
                                                ------       ------    -------     --------     -------       -------       -----

Balance, May 17, 2007 (date of inception)             --     $  --    $      --    $     --    $      --    $       --    $      --
Issued to founders on May 17/07 @ $0.00005    40,000,000       400        1,600          --           --            --        2,000
Private placement May 17/07 @ $0.0002         10,000,000       100        1,900          --           --            --        2,000
Private placement August 17/07 @ $0.003       30,333,190       303       90,697          --           --            --       91,000
Net loss                                              --        --           --          --      (22,612)      (22,612)
                                             -----------     -----   ----------    --------    ---------     ---------    ---------
Balance, December 31, 2007                    80,333,190       803       94,197          --           --       (22,612)      72,388

Private placement February 28/08 @ $0.17       3,676,476        37      596,180      28,454           --            --      625,001
Private placement February 28/08 @ $0.24         208,333         2       49,980          --           --            --       50,000
Shares for services March 3/08 @$0.01            300,000         3        2,970       1,031           --            --        3,000
Shares for services March 10/08 @ $0.01          882,353         9          996       7,739           --            --        8,823
Private placement March 25, 2008 @ $0.025      2,000,000        20       10,337      39,643           --            --       50,000
Private placement March 27, 2008 @ $0.07       4,285,714        43      299,571          --           --            --      300,000
Shares for services March 2708 @ $0.07         1,500,000        15      104,850          --     (105,000)           --           --
Shares for services March 10/08@ $0.01                --        --           --          --       (8,823)           --       (8,823)
Net loss                                              --        --           --          --           --      (324,943)    (324,943)
                                             -----------     -----   ----------    --------    ---------     ---------    ---------
BALANCE, MARCH 31, 2008                       93,186,066     $ 932   $1,159,026    $ 76,867    $(113,823)    $(347,555)   $ 725,447
                                             ===========     =====   ==========    ========    =========     =========    =========

    The accompanying notes are an integral part of these financial statements

                                Easy Energy Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows
                  For the three months ended March 31, 2008 and
       the period ended May 17, 2007 (Date of inception) to March 31, 2008

                                                                          May 17, 2007         May 17, 2007
                                                       Three Month       (Inception) to       (Inception) to
                                                         March 31,         December 31,         March 31,
                                                           2008                2007                2008
                                                       -----------         -----------         -----------

Operating Activities
  Net loss being cash from operating activities        $  (324,943)        $   (22,613)        $  (347,555)
  (Increase) in prepaid expenses                           (50,000)                 --             (50,000)
                                                       -----------         -----------         -----------
Net Cash (Used) by Operating Activities
                                                          (374,943)            (22,613)           (397,555)
                                                       -----------         -----------         -----------
Financing Activities
  Cash from sale of stock                                1,028,000              95,000           1,123,000
  Due to shareholder                                            --                 300                 300
                                                       -----------         -----------         -----------
Cash Provided by Financing Activities
                                                         1,028,000              95,300           1,123,300
                                                       -----------         -----------         -----------

Net Increase in Cash                                       653,059              72,688             725,747

Cash, Beginning of Period                                   72,688                  --                  --
                                                       -----------         -----------         -----------

Cash, End of Period                                    $   725,747         $    72,688         $   725,747
                                                       ===========         ===========         ===========
Non-cash activities:
  Stock issued for services                                113,824                  --             113,824

Supplemental Information:
  Interest Paid                                        $        --         $        --         $        --

  Income Taxes Paid                                    $        --         $        --         $        --


    The accompanying notes are an integral part of these financial statements

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 1 - NATURE OF OPERATIONS

The Company was originally incorporated under the laws of the state of Nevada on May 17, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to March 31, 2008 of $397,544. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - DEFERRED OFFERING COSTS - STOCK RELATED

On March 10, 2008 the Company entered into agreements relating to the issuance of 882,353 shares of the Company's common stock, par value $0.00001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share.

The shares issued to date as part of this agreement have been charged to deferred financing cost until such time the Company exercises its option to demand an additional $1,000,000 of financing from the financer. At such time, the deferred financing charges will be offset against the financing.

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 5 - CAPITAL STOCK

Common Shares - Authorized

The company has 1,000,000,000 common shares authorized at a par value of $0.00001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per shares. All common stock have equal voting rights, are non-assessable and have one vote per share. Voting rights are not non-cumulative and, therefore, the holders of more than 50% of the stock could, if they choose to do so, elect all the directors of the company.

Issued and Outstanding -

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 5.

On May 17, 2007, the Company closed a private placement for 10,000,000 common shares at a price of $0.0002 per share, or an aggregate of $2,000. The Company accepted subscription from two offshore non-affiliated investors.

On August 27, 2007, the Company closed a private placement for 30,333,190 common shares at a price of $0.003 per share, or an aggregate of $91,000. The Company accepted subscription from forty offshore non-affiliated investors.

On February 8, 2008, the Company changed it number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 and provide for a ten for one forward split of the Registrant's shares of common stock outstanding.

On February 28, 2008, the Company commenced a private placement offering of 367,647.6 units, each unit being offered for $1.70, for aggregate gross proceeds of $625,001. Each unit consists of (i) ten common stock shares, (ii) thirty Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase. This offering is being made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On February 28, 2008, the company completed a subscription agreement pursuant to which it sold and issued 208,333 common stock shares under Rule 903 of Regulation S of the Securities Act of 1933 (the "Act") to an accredited investor for the aggregate purchase price of US $50,000, purchase price US $0.24 per share.

On March 3, 2008, the Company signed a subscription agreement in which it undertook to issue to its legal counsel 300,000 shares of restricted common stock for an aggregate price of $3,000 for legal services provided and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.15 for a period of five years.

On March 10, 2008, the Company entered into a Securities Purchase Agreement and a Registration Rights Agreement with Tailor Made Capital, Ltd. ("TMC") relating to the issuance to TMC of 882,353 shares of the Company's common stock, par value $0.0001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share (the "Warrant"). The Warrant shall be in effect for five years from the date that the Company's common stock is initially listed or quoted for trading on a trading market.

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 5 - CAPITAL STOCK (CONTINUED)

Common Shares - Authorized (continued)

On March 25, 2008, the Company signed a subscription agreement in which it undertook to issue 2,000,000 shares at a price of $50,000 that was paid in cash and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.10 for a period of three years.

On March 27, 2008, we entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 4,285,714 common stock shares to an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933 for the aggregate purchase price of US $300,000, purchase price of $0.07 per share.

On March 27, 2008, we entered into a consulting services agreement of which the consultant will provide certain investor and market relations consulting services to the Company in consideration of the Company's issuance of 1,500,000 restricted common shares and the sum of $100,000.

Warrants Outstanding  -

Date Issued           Number of Warrants    Exercise Price        Expiry Date
-----------           ------------------    --------------        -----------

February 28, 2008        11,029,428             $ 0.27         February 28, 2013
March 3, 2008             1,000,000             $ 0.15         March 3, 2013
March 10, 2008            3,000,000             $ 0.27         March 10, 2013
March 25, 2008            1,000,000             $ 0.10         March 25, 2008

The value allocated to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 100%, risk-free interest rate of 3.94% and expected lives of 3years to 5 years.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On May 17, 2007 (inception), the Company issued 40,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 4.

During the period ended March 31, 2008, the Company paid $200,000 in product development costs to a company wholly owned by the president of the Company.

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 7 - INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $87,460, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $397,544.

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

STATEMENT  NO.  150  -  ACCOUNTING  FOR  CERTAIN   FINANCIAL   INSTRUMENTS  WITH
CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY (ISSUED 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

STATEMENT NO. 151- INVENTORY COSTS-AN AMENDMENT OF ARB NO. 43, CHAPTER 4 (ISSUED 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, INVENTORY PRICING, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period  charges...." This
Statement requires that those items be recognized as current-period charges regardless oF whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

                                Easy Energy Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

STATEMENT NO. 152 - ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS (AN AMENDMENT OF FASB STATEMENTS NO. 66 AND 67)

This Statement amends FASB Statement No. 66, ACCOUNTING FOR SALES OF REAL ESTATE, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, ACCOUNTING FOR REAL ESTATE TIME-SHARING TRANSACTIONS.

This Statement also amends FASB Statement No. 67, Accounting FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, states that the guidance for
(a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

STATEMENT NO. 153- EXCHANGES OF NON-MONETARY ASSETS (AN AMENDMENT OF APB OPINION NO. 29)

The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, includes certain exceptions to the principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

STATEMENT NO. 154 - ACCOUNTING CHANGES AND ERROR CORRECTIONS (A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3)

This Statement replaces APB Opinion No. 20, ACCOUNTING CHANGES, and FASB Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations, or cash flows.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

     SEC registration fees                 $   182.50 (1)
     Legal and accounting fees             $20,000.00 (1)
     Miscellaneous                         $ 1,000.00 (1)
                                           ----------

     Total                                 $21,182.50 (1)
                                           ==========
----------
(1)  We have estimated these amounts.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our Articles of Incorporation and our Bylaws.

INDEMNIFICATION

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Easy Energy.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Easy Energy, even if they are unsuccessful in defending that action, unless the officer or director's:

     (a) action or inaction constituted a breach of his fiduciary duties as a director or officer; and

     (b) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Easy Energy against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Easy Energy, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on May 17, 2007 without registration under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On March 27, 2008, we entered into a consulting services agreement of which the consultant will provide certain investor and market relations consulting services to the Company in consideration of the Company's issuance of 1,500,000 restricted common shares and the sum of $100,000.

On March 27, 2008, we entered into a Regulation D Subscription Agreement pursuant to which it sold and issued 4,285,714 common stock shares to an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933 for the aggregate purchase price of US $300,000, purchase price of $0.07 per share.

On March 25, 2008, the Company signed a subscription agreement in which it undertook to issue 2,000,000 shares at a price of $50,000 that was paid in cash and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.10 for a period of three years.

On March 10, 2008, Easy Energy, Inc. (the "Company") entered into a Securities Purchase Agreement and a Registration Rights Agreement with Tailor Made Capital, Ltd. ("TMC") relating to the issuance to TMC of 882,353 shares of the Company's common stock, par value $0.0001 per share, and a warrant to purchase up to 3,000,000 shares of the Company's common stock at a price of $0.27 per share (the "Warrant"). The Warrant shall be in effect for five years from the date that the Company's common stock is initially listed or quoted for trading on a trading market. The Securities Purchase Agreement further provides that, at the Company's demand, TMC will purchase up to an additional $1,000,000 of shares of the Company's common stock commencing immediately after the date that the shelf registration of the Company's shares that are subject to the Securities Purchase Agreement is declared effective (the "Put").

On March 3, 2008, the Company signed a subscription agreement in which it undertook to issue to its legal counsel 300,000 shares of restricted common stock for an aggregate price of $3,000 for legal services provided and warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.15 for a period of five years.

On February 28, 2008, we entered into a Regulation S Subscription Agreement pursuant to which it sold and issued 208,333 common stock shares under Rule 903 of Regulation S of the Securities Act of 1933 (the "Act") to an accredited investor for the aggregate purchase price of US $50,000, purchase price US $0.24 per share.

On February 28, 2008, the Company commenced a private placement offering of 400,000 units, each unit being offered for $1.70, for aggregate gross proceeds of $680,000. Each unit consists of (i) ten common stock shares, (ii) thirty Class A Warrant. Each Class A Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $0.27 per share, expiring five years from the date of purchase. This offering is being made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act. As of the date of this report, the Registrant accepted subscriptions from 21 investors, raising an aggregate of $625,001. This transaction was conducted in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The Registrant did not make any offers in the United States, each of the purchasers was outside the United States, and there were no selling efforts in the United States.

On May 17, 2007 we issued 40,000,000 shares of our common stock to two (2) executive officers of our company, at an offering price of $ 0.00005 per share for gross offering proceeds of $2,000 in an offshore transaction pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. The Executive Officers are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by Easy Energy Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. The shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On May 17, 2007 we issued 10,000,000 shares of our common stock to two (2) subscribers at an offering price of $0.0002 per share for gross offering proceeds of $2,000 in an offshore transaction pursuant to Regulation S of the

Securities Act of 1933. No directed selling efforts were made in the United States by Easy Energy, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On August 17, 2007 we issued 30,033,319 shares of our common stock to forty (40) subscribers at an offering price of $0.003 per share for gross offering proceeds of $91,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. No directed selling efforts were made in the United States by Easy Energy Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in the private placement transactions of August 17, 2007 please see the section entitled "Selling Shareholders" on page 10 of the prospectus included in this registration statement.

ITEM 16. EXHIBITS

The following Exhibits are filed with this prospectus:

     Exhibit
     Number                              Description
     ------                              -----------

      3         (i) ARTICLES OF INCORPORATION AND (ii) BYLAWS

      3.1**     Amended Articles of Incorporation

      3.2**     Bylaws

      4.0       INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING
                INDENTURES

      4.1**     Form of share certificate

      5.0       OPINION ON LEGALITY

      5.1* Opinion of Clark Wilson LLP regarding the legality of the securities being registered

      10        MATERIAL CONTRACTS

      10.1**    Form of subscription agreement

      10.2**    Promissory Note of Registrant to Guy Ofir

      10.4**    Securities Purchase Agreement and Registration Rights Agreement

      10.3**    Assignment of patent application

      23        CONSENTS

      23.1*     Consent of Moore & Associates Chartered

      23.2*     Consent of Clark Wilson LLP (Included in Exhibit 5.1)

----------
*  Filed herewith

** Previously Filed

ITEM 17.  UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) to include any material information with respect to the plan of distribution not previslu disclodes in the registration statement or any matriel change to such information in the registreation statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Purusant to the requirements of the Securities Act 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas in the state of Nevada, USA.

EASY ENERGY INC.

By: /s/ Guy Ofir
   -----------------------------------------------
   Guy Ofir, President and Director
   (Principal Executive Officer, Principal
   Financial Officer and Principal Accounting Officer)

Dated: April 22, 2008

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Guy Ofir as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.


By: /s/ Guy Ofir
   -----------------------------------------------
   Guy Ofir, President and Director
   (Principal Executive Officer, Principal Financial
   Officer and director)

Dated: April 22, 2008


By: /s/ Emanuel Cohen
   -----------------------------------------------
   Emanuel Cohen, Secretary, Treasurer and Director

Dated: April 22, 2008